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                                                                   EXHIBIT 10.46


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, as amended, modified or otherwise supplemented from time to time (this "Agreement"), is made and entered into by and between THE CANOPY GROUP, INC., a Utah corporation ("LENDER"), and THE SANTA CRUZ OPERATION, INC., a California corporation ("BORROWER"), who, for good and valuable consideration, the adequacy and receipt of which is acknowledged, agree as follows.

                                    ARTICLE 1
                                      LOAN

         1.1 Loan. Subject to the terms and conditions hereof, Lender shall make a loan or loans, each a "LOAN" or collectively, the "LOANS" from time to time to Borrower, and Borrower may borrow from Lender, an aggregate amount of up to Eighteen Million Dollars ($18,000,000.00) upon the terms and conditions set forth in the form of Promissory Note attached hereto as EXHIBIT A (the "NOTE"). The closing of the Loan shall occur on December ___, 2000 (the "CLOSING DATE").

         1.2 Loan Fees. Borrower shall pay to Lender a fee for originating the Loans in the amount of Ninety Thousand Dollars ($90,000.00) on the later of (i) the Closing Date, or (ii) immediately upon receipt of funding by Caldera Systems, Inc. ("CALDERA") pursuant to the $7,000,000 loan referenced in the Intercreditor Agreement by and between Lender and Caldera dated on or about even date hereof ("INTERCREDITOR AGREEMENT").

         1.3 Collateral. In addition to any other collateral described in any other documents executed in connection with the Loans (which documents, together with this Agreement, the Note and the other documents referred to in this Section, constitute the "LOAN DOCUMENTS"), the Loans shall be secured by a perfected security interest in "COLLATERAL" as that term is defined in the form of Security Agreement attached hereto as EXHIBIT B (the "SECURITY AGREEMENT"). The security interest of Lender hereunder shall be junior in priority only to the Prior Liens as that term is defined in the Security Agreement.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Lender as of the date hereof and as of the Closing Date:

         2.1 Organization and Qualification. Borrower is a corporation duly organized and existing in good standing under the laws of the State of California. Borrower is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification and where the failure to be so qualified could reasonably be expected to have a material adverse effect on the business, assets, operations, or financial condition of Borrower ("MATERIAL ADVERSE EFFECT"). Borrower has the full power and authority to own its properties and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents, and all agreements, documents, obligations, and transactions contemplated by this Agreement.

         2.2 Authorization. The execution, delivery, and performance by Borrower of the Loan Documents and all agreements, documents, obligations, and transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Borrower and are not inconsistent with Borrower's articles of incorporation or by-laws, each as currently in effect, do not and will not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract, or other instrument to which Borrower is a party or by which Borrower is bound. Upon their execution and delivery, the Loan Documents will constitute legal, valid, and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         2.3 Pending Litigation. There is no action, suit or proceeding pending or to the best of Borrower's knowledge, threatened, against or affecting Borrower or the Collateral, in any court of law or equity or before any governmental or quasi-governmental instrumentality, whether federal, state, county or municipal, which would materially and adversely affect Borrower's ability to perform under the Loan Documents.

         2.4 Financial Statements and Other Information. Any and all financial statements delivered to Lender by Borrower are in all material respects accurate, complete, prepared in accordance with generally accepted accounting principles consistently applied, and fairly present in all material respects the financial condition of Borrower. No material adverse change has occurred in the financial condition of Borrower reflected therein since September 30, 2000 and no additional borrowings have been made by Borrower since September 30, 2000 other than the borrowing contemplated hereby, or approved by Lender.

         2.5 Collateral. The Collateral, and any and all improvements thereon, are free and clear of all liens and encumbrances, excepting Prior Liens and Permitted Liens (as those terms are defined in the Security Agreement), and Borrower has sole title to the owned portions thereof.

         2.6 Commission Filings. Borrower has properly and timely filed with the Securities and Exchange Commission (the "COMMISSION") all reports, proxy statements, forms and other documents required to be filed with the Commission under the Exchange Act since January 1999 (the "COMMISSION FILINGS"), except for the filing of form 10-Q for the third quarter ended June 30, 2000. As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act of 1933 (the "SECURITIES ACT") or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated


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thereunder applicable to such Commission Filings, and (ii) none of the
Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Borrower included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Borrower and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

         As a condition precedent to the disbursement of any Loan proceeds, all of the following conditions must be fully satisfied, as determined by Lender in Lender's sole discretion, by the Closing Date:

         3.1 Authority. Borrower has delivered to Lender a copy of Borrower's organizational documents, together with all amendments, and an original certificate of resolutions of Borrower acceptable to Lender. Borrower also has delivered to Lender such other evidence of Borrower's good standing and authority as Lender may reasonably request.

         3.2 Opinion of Counsel. Borrower has delivered to Lender an opinion from Borrower's counsel in form and content reasonably satisfactory to Lender.

         3.3 Delivery of Loan Documents. All of the Loan Documents requested by Lender have been fully executed and the original executed documents delivered to Lender.

         3.4 Recording and Filing of Loan Documents. All of the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected as described herein.

         3.5 Warrants. Lender shall have received from Borrower, in form and content reasonably acceptable to Lender, a 2 year warrant to purchase 2,250,000 shares of Borrower's Common Stock ("INITIAL WARRANT") at an exercise price equal to the closing price of Borrower's Common Stock on the date of this Agreement ("EXERCISE PRICE"). Additional warrants to purchase shares of Borrower's Common Stock ("ADDITIONAL WARRANTS") shall be issued by Borrower and delivered to Lender when requests for advances are made and the aggregate


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amount advanced to Borrower under the Loan Documents exceeds $9,000,000. The number of shares that may be purchased under the Additional Warrants shall equal the product of the amounts advanced exceeding $9,000,000 multiplied by 0.25, such product then divided by the Exercise Price. For example, assuming (i) an Exercise Price of $3.00, (ii) that Borrower has taken advances that, in the aggregate, equal $8,000,000 and (iii) Borrower requests an advance of an additional $2,500,000; the request must be accompanied by an Additional Warrant to purchase 125,000 shares of Borrower's Common Stock. That is, $1,500,000 (the amount of the request that is over the $9,000,000 aggregate limit), multiplied by 0.25 equals $375,000, which is then divided by the Exercise Price of $3.00 to arrive at 125,000 shares.

         3.6 Conditions Precedent Not Met. In the event that any of the requirements under Sections 3.1 through 3.5 have not been satisfied by December 29, 2000, then either party may terminate this Agreement and the Loan Documents by providing written notice of termination. Upon delivery of written notice, this Agreement and the Loan Documents shall automatically terminate and become null and void. In such event, each party shall bear their own costs and expenses and have no further obligation whatsover to the other party.

                                    ARTICLE 4
                              COVENANTS OF BORROWER

         Borrower agrees and covenants with Lender as follows:

         4.1 Further Documentation. Upon Lender's written request and at Borrower's sole expense, Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining, giving notice of, protecting, preserving and perfecting the security interests granted under this Agreement, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (the "CODE") in effect in any jurisdiction with respect to the security interests created hereby, the recording of the security interests granted hereunder in any intellectual property with the appropriate governmental or other authorities in any jurisdiction. Borrower agrees that a carbon, photographic or other reproduction of this Agreement (or, if appropriate, any other Loan Document) will be sufficient as a financing statement for filing in any jurisdiction.

         4.2 Maintenance of Records. Borrower will keep and maintain records of the Collateral as it does in the ordinary course of business. For Lender's further security, Lender will have a security interest in all of the books and records of Borrower pertaining to the Collateral.

         4.3 No Liens on Collateral. Borrower will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, claim, security interest or encumbrance on or to any of the Collateral, other than Permitted Liens and Prior Liens, and liens granted to Lender under the Loan Documents.


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         4.4 Limitation on Dispositions of Collateral. Borrower will use all commercially reasonable efforts to preserve the Collateral without material impairment while conducting its business in the ordinary course in a manner that is consistent with Borrower's past business practices. Borrower will not, through any license, encumbrance, assignment, transfer or disposition of any of the Collateral, any creation of obligations of Borrower, any issuance of securities, or any other action, (i) avoid or seek to avoid the observation or performance of any of the terms to be observed or performed by Borrower under any Loan Document, (ii) materially impair the benefit of any Loan Document or the Collateral to Lender, or (iii) materially and adversely affect Lender's ability to operate, or obtain the financial or economic benefit of, the Collateral in accordance with the terms of the Loan Documents; provided, however, that Borrower may (A) enter into licenses with third parties in the ordinary course of its business and consistent with its past licensing practice of Intellectual Property (as defined in the Security Agreement) owned or licensed by Borrower, (B) sell or otherwise dispose of worn-out or obsolete Equipment or Fixtures (each as defined in the Security Agreement), and (C) fulfill its obligations under the Agreement and Plan of Reorganization dated July 31, 2000 by and between Borrower and Caldera ("REORGANIZATION AGREEMENT"). Borrower will at all times in good faith take, and assist in taking, all such action as may be necessary or appropriate to protect Lender's rights under the Loan Documents from impairment and to preserve for Lender's benefit the value of the Collateral.

         4.5 No Change in Location, Name, etc. Except upon thirty (30) days prior written notice to Lender, Borrower will not move any Collateral (other than as otherwise permitted in the Loan Documents) from their current location or change Borrower's name, identity or structure to such an extent that any financing statement or other Loan Document filed by Lender would become misleading or inaccurate.

         4.6 Payment of Taxes and Assessments. Borrower will pay prior to delinquency all taxes and assessments assessed against, levied upon or placed against the Collateral, other than taxes being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of the Borrower in accordance with GAAP.

         4.7 Insurance. Borrower shall maintain insurance with respect to the Collateral in accordance with the insurance standards and practices adhered to generally by owners of like collateral.

         4.8 Additional Encumbrances. Until the Loan has been repaid in full, Borrower shall not without the prior written consent of Lender create or incur or suffer to be created or incurred any encumbrance, mortgage, pledge, lien or charge of any kind upon any Collateral, other than Permitted Liens.

         4.9 Financial Statements. Borrower covenants that it shall provide Lender with such financial statements and reports as Lender may reasonably request, and that such statements and reports shall be prepared in accordance with generally accepted accounting principles consistently applied and shall fairly represent in all material respects Borrower's financial


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condition and the results of its operations for the period or periods covered.
As to all financial statements and reports which Borrower has furnished or may in the future furnish to Lender, Borrower acknowledges and agrees that it has a contractual obligation to ensure that such statements and reports fairly present the financial condition of Borrower in all material respects. If any reasonably requested financial reports are not timely provided to Lender, and Lender determines to notify Borrower, in writing, that the same have not been timely provided, then Borrower shall have thirty (30) days from the date of Lender's written notice to deliver the delinquent financial reports to Lender. Nothing in this Section shall be construed to require that Lender give Borrower the written notice and the additional thirty (30) day grace period to provide delinquent financial reports as described above. Nothing in this Section shall be construed to alter, impair or infringe upon Lender's right to declare an Event of Default as provided in this Agreement or to alter or extend the time limits for cure of a non-monetary default as provided in this Agreement.

         4.10 Required Notices. Borrower shall give Lender prompt written notice of the following:

                  a. Any litigation or claims of any kind which might subject Borrower to any liability in an aggregate amount in excess of $10,000.00, whether covered by insurance or not, and any litigation involving any Collateral which could reasonably be expected to have a Material Adverse Effect.

                  b. All complaints made and demand letters sent by any governmental agency that could reasonably be expected to have a Material Adverse Effect on the Collateral.

                  c. Any material default under any material contract to which Borrower is a party or acceleration of any other indebtedness of Borrower.

                  d. Any event or conditions which constitute an Event of Default or, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

                  e. Any material adverse change in the financial condition of Borrower.

         4.11 Change of Business. Borrower shall not modify or change the nature or type of its business and natural extensions thereof as in effect on the date hereof and after the sale of substantial assets to Caldera without the prior written consent of Lender.

         4.12 Reports. Borrower shall keep Lender fully informed as to the status of Borrower's business by delivering to Lender, upon the written request of Lender, copies of quarterly operating statements (disbursements, receipts, etc.), and any other reports regarding the Borrower's business as Lender may reasonably require.

         4.13 Expenses. All legal and out of pocket expenses of Lender incurred in connection with negotiating, documenting, processing, consummating or servicing the Loan and the Loan


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Documents, not to exceed $5,000.00, shall be paid by Borrower out of Loan proceeds and may be deducted therefrom by Lender. Borrower agrees to pay all reasonable expenses, including reasonable attorneys fees and other legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, any Collateral or the Loan Documents, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

         4.14 Caldera Stock. Borrower shall deliver or cause to be delivered to Lender, immediately upon receipt thereof or control thereover, all the common stock, whether issued by Caldera or Caldera International, Inc. to Borrower in connection with the Reorganization Agreement together with blank stock powers for all such stock properly signed by Borrower with signatures guaranteed, all in form and substance reasonably satisfactory to Lender. Notwithstanding the foregoing, Borrower shall not be required to deliver those shares issued to Borrower, whether by Caldera or Caldera International, Inc., in connection with the Reorganization Agreement that represent (i) the 982,500 shares of common stock to be used by Borrower to fulfill its prior warrant obligations, or (ii) the number of shares, which shall not exceed 2,500,000 shares of common stock to be used in funding employee stock options for those employees of Borrower who will be transferring to Caldera International, Inc. upon the closing of the Reorganization Agreement.

                                    ARTICLE 5
                                EVENTS OF DEFAULT

         5.1 Event of Default. Ten (10) days after written notice from Lender to Borrower for monetary defaults and thirty (30) days after written notice from Lender to Borrower for non-monetary defaults, if such defaults are not cured within such ten (10) day or thirty day (30) periods, respectively, each of the following shall constitute an event of default ("EVENT OF DEFAULT") under this
Agreement:

                  a. Default in Payment. If Borrower fails to make any payment due and payable under the terms of the Note, this Agreement (and under the terms of the Intercreditor Agreement) or any other Loan Document.

                  b. Representations and Warranties. If any of the representations and warranties made by Borrower shall be false or misleading in any material respect when made.

                  c. Covenants. If Borrower shall be in material default under any of the material terms, covenants, conditions, or obligations under any Loan Document.

                  d. Dissolution. If Borrower is dissolved.

                  e. Receiver. If a receiver, trustee, or custodian is appointed for any part of the Collateral, or any part of the Collateral is assigned for the benefit of creditors.


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                  f. Impairment to Lien. If at any time any Loan Document
creating a lien on any of the Collateral may be impaired by any material lien, encumbrance or other defect other than the Prior Liens or the Permitted Liens.

                  g. Bankruptcy. If a petition in bankruptcy is filed against Borrower, and such petition is not dismissed within ninety (90) days of filing, a petition in bankruptcy is filed by Borrower or a receiver, trustee or custodian of any part of the Collateral is appointed; or if Borrower files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

                  h. Judgment or Attachment. If a judgment is entered against Borrower or any attachment be made for an amount in excess of $100,000.00 and such judgment or attachment is not vacated, discharged, stayed or bonded pending appeal, paid or otherwise fully satisfied within thirty (30) days of the date it is entered.

                                    ARTICLE 6
                                    REMEDIES

         6.1 Termination and Acceleration. Upon the occurrence of an Event of Default, all obligations of Lender under this Agreement, and under the other Loan Documents at the election of Lender, shall cease and terminate and Lender may declare all amounts outstanding under the Note and other Loan Documents immediately due and payable in accordance with the Intercreditor Agreement and may foreclose the Loan Documents.

         6.2 Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the other Loan Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted in the Loan Documents, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient. Any forbearance or delay by Lender in exercising any of its rights, remedies, and powers shall not be deemed to be a waiver and the exercise or partial exercise of any right, remedy, or power, and shall not preclude the further exercise of such right, remedy, and power and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Lender.

         6.3 Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender Borrower's true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and perform any act such as referred to herein in the name and on behalf of Borrower. This power of attorney is irrevocable and is coupled with an interest.


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                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Non-Waiver. No advance of Loan proceeds under this Agreement shall constitute a waiver of any of the conditions to be performed by Borrower and in the event Borrower is unable to satisfy any such conditions Lender shall not be precluded from declaring such failure to be an Event of Default.

         7.2 Survival. All representations, warranties and covenants of Borrower shall survive the making of the Loan and the provisions of this Agreement shall be binding upon Borrower, Borrower's successors and assigns and inure to the benefit of Lender, Lender's successors and assigns.

         7.3 Derivative Rights. Any obligation of Lender to make disbursements under this Agreement is imposed solely and exclusively for the benefit of Borrower and no other person, firm or corporation shall, under any circumstances, be deemed to be a beneficiary of such condition, nor shall it have any derivative claim or action against Lender.

         7.4 Conflict. The Loan Documents shall be subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement. In the event there is any conflict between the terms and conditions of this Agreement and any other Loan Document, this Agreement shall prevail; provided, however, that this Agreement shall be subject to the terms of the Intercreditor Agreement.

         7.5 Assignment. Lender may assign the Loan Documents, in whole or in part, to any other person, firm or corporation provided that all provisions of this Agreement shall continue to apply in conjunction with the other Loan Documents. In the event of such assignment, it shall be deemed to have been made in pursuance of this Agreement and not to be a modification of this Agreement, and the disbursements and advances subsequently made shall be governed by the Loan Documents. Borrower shall not assign this Agreement, or any interest of Borrower in or to this Agreement, the Loan proceeds, or any of the Loan Documents without the prior written consent of Lender. Any dissolution of Borrower or any transfer of any interest in the Borrower without the prior written consent of Lender shall be assumed to be an assignment in violation of this Section.

         7.6 Notices. All notices shall be in writing and shall be deemed to have been sufficiently given or served when personally delivered, deposited in the United States mail, by registered or certified mail, or deposited with a reputable overnight mail carrier which provides delivery of such mail to be traced, addressed as follows:

         Lender:               The Canopy Group, Inc.
                               333 South 520 West, Suite 300
                               Lindon, UT 84042
                               Attention: President and CEO


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         With copies (that shall
         not constitute notice)
         to:                   Parsons Behle & Latimer
                               201 South Main Street, Suite 1800
                               Salt Lake City, Utah 84111
                               Attention: Brent Christensen

         Borrower:             The Santa Cruz Operation, Inc.
                               425 Encinal
                               Santa Cruz, California 95061
                               Attention:  Chief Executive Officer and Law and
                                 Corporate Affairs

         With copies (that shall
         not constitute notice)
         to:                   Wilson, Sonsini, Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, California 94304
                               Attention: Michael Danaher

Such addresses may be changed by notice to the other party given in the same manner provided in this Section.

         7.7 Terms. Whenever used in this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         7.8 Invalidity. The invalidity of any one or more or any part of the conditions, covenants, articles, sections, phrases or sentences of this Agreement shall not affect the remaining portions of this Agreement.

         7.9 Governing Law; Consent to Jurisdiction. This Agreement and all matters relating to this Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Utah. Each of the parties submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah, in any action or proceeding arising out of or relating in any way to this Agreement or any other matter arising between the parties and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or any other matter arising between the parties in any other court. Each of the parties waives any defense, including without limitation any defense of inconvenient forum, to the maintenance of any action or proceeding so brought.

         7.10 No Partnership. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender,


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and Lender shall have no right of control or supervision except as it may exercise its rights and remedies provided in the Loan Documents.

         7.11 Attorneys' Fees. Upon the occurrence of an Event of Default, Lender may employ an attorney or attorneys to protect Lender's rights under this Agreement, and Borrower shall pay Lender reasonable attorneys' fees and costs actually incurred by Lender, whether or not action is actually commenced against Borrower by reason of such breach. Borrower shall also pay to Lender any reasonable attorneys fees and costs incurred by Lender with respect to any insolvency or bankruptcy proceeding or other action involving Borrower. If Lender exercises the power of sale contained in any Loan Document or initiates foreclosure proceedings, Borrower shall pay all costs reasonably incurred and reasonable attorney fees and costs as provided in the Loan Documents.

         7.12 Waiver of Claims. Borrower represents as of the Closing Date that Borrower has no defenses to or setoffs against any indebtedness or other obligations owing to Lender for any reason whatsoever.

         7.13 Severability of Invalid Provisions. With respect to this Agreement and all other Loan Documents, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.14 Integrated Agreement and Subsequent Amendment. The Loan Documents, and the other agreements, documents, obligations, and transactions contemplated by this Agreement constitute the entire agreement between Lender and Borrower with respect to the subject matter of these agreements, and may not be altered or amended except by written agreement signed by Lender and Borrower. All prior and contemporaneous agreements, arrangements and understandings between the parties to this Agreement as to the subject matter of this Agreement, are, except as otherwise expressly provided in this Agreement, rescinded.


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


DATED:  December ___, 2000.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                 LENDER:

THE SANTA CRUZ OPERATION, INC.            THE CANOPY GROUP, INC.

By:                                       By:
   --------------------------------           --------------------------------
Name:                                     Name:
     ------------------------------            -------------------------------
Title:                                    Title:
      -----------------------------             ------------------------------



                    [SIGNATURE PAGE TO LOAN AGREEMENT BETWEEN
           THE SANTA CRUZ OPERATION, INC. AND THE CANOPY GROUP, INC.]


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

                                    EXHIBIT A
                                  FORM OF NOTE
                                   (___PAGES)

                                    EXHIBIT B
                           FORM OF SECURITY AGREEMENT
                                   (___PAGES)